Exhibit 99.1

BUNKER HILL AND SILVER47 ANNOUNCE MERGER TO CREATE A ‘MADE IN AMERICA’ U.S. SILVER & CRITICAL MINERALS CHAMPION

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA, August 21, 2026 — Bunker Hill Mining Corp. (“Bunker Hill”) (TSX: BNKR | OTCQB: BHLL), and Silver47 Exploration Corp. (“Silver47”) (TSXV: AGA | OTCQX: AAGAF | Frankfurt: QP2) are pleased to announce that they have entered into a definitive arrangement agreement dated August 20, 2026 (the “Arrangement Agreement”) pursuant to which Bunker Hill has agreed to acquire all of the issued and outstanding common shares of Silver47 by way of a plan of arrangement (the “Transaction”). Concurrent with the Transaction, the combined company (the “Combined Company”) will seek a name change to “Bunker Hill Silver Corp.” and remain listed on the Toronto Stock Exchange (“TSX”).

Under the terms of the Arrangement Agreement, Silver47 shareholders will receive 0.1724 shares of common stock in Bunker Hill (each whole share, a “Bunker Hill Share”) in exchange for each Silver47 common share (each, a “Silver47 Share”) held immediately prior to the closing of the Transaction (the “Exchange Ratio”). Upon completion of the Transaction, existing Bunker Hill shareholders and Silver47 shareholders are expected to own approximately 57% and 43% of the outstanding Bunker Hill Shares on a basic basis, respectively. The Exchange Ratio implies consideration of approximately US$0.67 (C$0.93) per Silver47 Share based on the last closing price of Bunker Hill on the TSX on August 20, 2026. The consideration represents a premium of approximately 38% to Silver47’s last closing price on the TSX Venture Exchange (the “TSXV”) on August 20, 2026 and an approximately 30% premium to the 20-day volume weighted average price (“VWAP”).

Bunker Hill and Silver47 will host a joint conference call and webcast Friday, August 21, 2026, at 10:00 am Eastern Daylight Time (EDT). Details provided below.

The Transaction will combine the operational Bunker Hill Mine located in the Silver Valley of Idaho, with Silver47’s silver-focused U.S. exploration and development pipeline in Alaska, Nevada and New Mexico. As Bunker Hill ramps up to commercial production, the mine will act as the operating engine that funds growth and development near the Bunker Hill Mine, and throughout the Combined Company’s expanded U.S. exploration and development portfolio. Operating cash flow and a strong pro forma cash balance is expected to provide the necessary capital to complete aggressive exploration and development, and provide working capital for the Bunker Hill Mine.

Bunker Hill has arranged additional funding from two of its existing partners, entering into a US$10,000,000 concentrate prepayment facility with Ocean Partners UK Ltd. (“Ocean Partners”) and drawing US$1,000,000 under its standby facility with Teck Resources Limited (“Teck”).

Transaction Highlights & Strategic Rationale

●	Creating a New U.S. Silver and Critical Minerals Champion: The combination of Bunker Hill’s anticipated cash-flow from the Bunker Hill Mine with Silver47’s high-quality development pipeline establishes a new ‘Made in America’ U.S. champion in silver and critical minerals. Bunker Hill is currently listed on the TSX and in the U.S. on the OTCQB and is pursuing a listing on the NYSE American. There is no guarantee the Bunker Hill Shares will be listed on the NYSE American.

●	Enhanced Scale for a Producer Multiple: With a pro forma basic market capitalization of US$326M, increased trading liquidity, and a strengthened shareholder base, the Combined Company, with commercial production expected to be achieved at the Bunker Hill Mine and a pipeline of additional mineral exploration assets, is expected to realize opportunity to attract broader institutional ownership and index inclusion.

●	Clear Path to Annual Production of +5 Moz AgEq: Production is expected to ramp from +980 koz AgEq in 2026 to +2,500 koz AgEq in 2027 at the Bunker Hill Mine¹, with the Bunker Hill 2.0 expansion to 2,500 tpd — the largest mill in the Silver Valley — driving annual production toward +5 Moz AgEq per year.

●	Top-Tier Portfolio of U.S. Silver Projects with District-Scale Upside: The Transaction brings together four U.S. silver projects with an aggregate mineral resource inventory of 80 Moz AgEq measured and indicated and 308 Moz AgEq inferred (see mineral resource table below for resources by project). Three drill programs are currently underway across the portfolio and multiple district-scale systems provide exploration upside with the potential to expand existing mineral resources through future exploration success.

●	Strengthened Balance Sheet and Access to Capital: An enhanced treasury and improved access to capital position the Combined Company to support the ramp-up at the Bunker Hill Mine, and ongoing exploration and development across the portfolio.

●	Proven Operators and Proven Explorers: Combining Bunker Hill’s mine-building, stakeholder engagement and operating expertise with Silver47’s exploration and discovery track record, the Combined Company will benefit from deep capital markets experience and a board with major-producer, M&A, and government relations expertise.

●	U.S. Government Partner of Choice: The Combined Company is expected to leverage its established relationships with the U.S. EPA, U.S. EXIM Bank, the U.S. Department of Energy, and the U.S. Office of Strategic Capital to support project financing, permitting, and development as the United States continues to prioritize domestic mining and critical minerals supply chains.

(1) Based on analyst consensus projections

Richard Williams, Executive Chairman of Bunker Hill, commented: “As Bunker Hill advances towards commercial production targeted in the fourth quarter of 2026, we are very excited to partner with Silver47 to add depth to our leadership team, strengthen the balance sheet and add silver and critical metals potential to an exclusively U.S.-based project portfolio. This is a ‘Made in America’ transaction at a time when the U.S. domestic mining industry, its investors and the users of U.S. metals need new, ambitious leaders capable of safely building and operating profitable mines as well as conducting highly prospective exploration and other strategic acquisitions.”

Gary Thompson, Executive Chairman of Silver47, commented: “The combination of the exploration portfolio and capability of Silver47 with Bunker Hill’s mine building and operational track-record creates a strong foundation for this growth focused company. As the Bunker Hill Mine targets commercial production, its cash flow will provide the organic power to unlock significant value across the four U.S. sites, and secure the valuation multiples that come with scale, reliable production, and a safe and mining friendly jurisdiction.”

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Sam Ash, President and CEO of Bunker Hill, commented: “In addition to unlocking the many upsides to our newly operational Bunker Hill Mine, such as bringing the high-grade Cate-8 discovery into the mine plan, returning the mine to its historic 50/50 silver to base metals mix and potentially expanding our throughput to 2,500 tpd, we have been actively looking to partner with the right U.S.-focused silver and critical metals company to accelerate the pace and depth of U.S.-based growth. I know that the Bunker Hill-Silver47 combination achieves this, and I could not be more excited to partner with Galen McNamara and his team of exploration geologists to help build a new US mining champion at a critical time for our country”.

Galen McNamara, CEO & Director of Silver47, commented: “Very few teams in the U.S. have restarted a mine in a district with as much history and as much scrutiny as the Silver Valley. Sam Ash and the Bunker Hill team have brought the Bunker Hill Mine back into operation — safely, and with the confidence of their regulators, their community, and the State of Idaho. That operating credibility is exactly what a high-quality development portfolio like ours needs behind it. We are also building at the right moment: this Administration has made rebuilding America’s mineral supply chains a national priority, silver has been added to the U.S. critical minerals list, and federal permitting is moving with a speed our industry has not seen in decades. Combining our American silver assets with a producing mine and a supportive policy backdrop is how a U.S. champion gets built, and we look forward to building it together.”

Board and Management of the Combined Company

Upon closing of the Transaction, the Combined Company’s board of directors and management team will be comprised of:

■	Board of Directors: Richard Williams (Executive Chairman), Mark Cruise (Lead Independent Director), Sam Ash (Director), Gary Thompson (Director), Galen McNamara (Director), Pamela Saxton (Director), and Kelli Kast (Director).

■	Management: Richard Williams (Executive Chairman), Sam Ash (Chief Executive Officer), Galen McNamara (President & Chief Investment Officer), and Bradley Barnett (Chief Financial Officer).

The operational headquarters will be located in the Silver Valley of Idaho, at the Bunker Hill Mine site.

Benefits to Bunker Hill and Silver47 Shareholders

■	The Combined Company is expected to benefit from exposure to Bunker Hill’s imminent production profile and Silver47’s robust portfolio of high-grade U.S. silver and critical minerals exploration assets, providing a combination of cash-flow generation, growth potential, and reduced asset-specific risk through diversification.

■	The Combined Company offers meaningful share price appreciation potential as it targets commercial production at the Bunker Hill Mine, transitions toward a balanced 50/50 silver and critical metals revenue mix, and re-rates toward the valuation multiples of established silver producers.

■	The Transaction is expected to increase capital markets scale, enhance trading liquidity, and create a broadened shareholder base, creating the potential for greater institutional ownership, index inclusion, and improved market recognition.

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■	The Combined Company is expected to benefit from exploration and development across the portfolio of highly prospective projects, including Bunker Hill 2.0, Hughes, Red Mountain and Mogollon, to be funded from cash on hand and operating cash flow.

■	The Transaction’s all-share structure aligns long-term shareholder interests, ensuring shared commitment to advancing projects and pursuing value-accretive opportunities.

■	The Combined Company is expected to benefit from strengthened leadership and expertise.

Combined Mineral Resource Summary

Notes to the Bunker Hill Mineral Resources & Reserves:

1.	Mineral Resources are stated inclusive of Mineral Reserves
2.	Mineral Reserves are estimated using a zinc price of US$1.20/lb, silver price of US$20.00/oz, and lead price of US$1.00/lb
3.	Silver equivalents are calculated using a zinc price of US$1.20/lb, silver price of US$20.00/oz, and lead price of US$1.00/lb

Notes to the Silver47 Mineral Resources:

1.	Metal equivalents at Red Mountain are calculated using ratios with metal prices of US$2,750/tonne Zn, US$2,100/tonne Pb, US$8,880/tonne Cu, US$1,850/oz Au, and US$23/oz Ag. Metal recoveries are based on metallurgical work returned of 90% Zn, 75% Pb, 70% Cu, 70% Ag, and 80% Au. Silver Equivalent (AgEq g/t) = [Zn (%) x 47.81] + [Pb (%) x 30.43] + [Cu (%) x 119] + [Ag (g/t) x 1] + [Au (g/t) x 91.93]. ZnEq (%) = [Zn (%) x 1] + [Pb (%) x 0.6364] + [Cu (%) x 2.4889] + [Ag (ppm) x 0.0209] + [Au (ppm) x 0.1923]
2.	Silver Equivalent at Hughes is calculated using US$20/oz Ag, US$1,800/oz Au, with metallurgical recoveries of Ag - 90% and Au - 95%. AgEq = (Ag grade x Ag recovery)+((Au grade x Au recovery) x (Au price / Ag price))
3.	Silver Equivalent at Mogollon is calculated using US$20/oz Ag, US$1,800/oz Au, with metallurgical recoveries of Ag - 90% and Au - 95%. AgEq = (Ag grade x Ag recovery)+((Au grade x Au recovery) x (Au price / Ag price))

Bunker Hill Mine and Ranger-Page Project Overview

The Bunker Hill Mine is a historic mine operation located in Idaho’s Coeur d’Alene Mining District, which was first discovered in 1885 and operated continuously for nearly a century until its closure in 1981. During its 95 year run, the Bunker Hill Mine yielded 42.8 million tons of ore, at average grades of 8.4% Pb, 4.5% Zn, and 3.5 oz/ton Ag. A restart is currently underway with first production now achieved and the mine ramping up to commercial production, which is expected to be achieved in Q4 2026. Ongoing projects to optimize the Bunker Hill Mine include exploration to extend the mine life and increase the silver component of mill feed, and investigation of a significant mill expansion from 1,800 tpd to 2,500 tpd, under the Bunker Hill 2.0 expansion.

Additional exploration and mineral resource upside exists at the Bunker Hill Mine’s neighbouring Ranger-Page project. Bunker Hill recently acquired the neighbouring Ranger-Page project which hosts six historical high-grade silver mines. Recent 2024-2025 high-grade drill intercepts at the Ranger-Page Project include 10.2 feet (3 m) of 162 g/t Ag, 19.7% Zn, and 19.4% Pb (drill thickness). Three high-priority targets have been identified at Ranger-Page: the recently discovered vein near the Blackhawk Mine Curlew Vein, down-plunge extensions of the Ranger-Page Mine Tony Vein, and the Government Gulch Fault corridor between the historical mine workings of the Bunker Hill Mine and the Ranger-Page Mine. The Government Gulch target has compelling long-term potential as a large unexplored area along strike of structures controlling mineralization at two of the largest mines in the Silver Valley, which has seen almost no modern exploration due to the historic competing adjacent land holders.

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Hughes Project Overview

Silver47’s 100%-owned Hughes Project is a district-scale silver project located in central Nevada’s prolific Tonopah Mining District along the Walker Lane Trend. The project combines significant exploration upside with near-term production potential through the re-treatment of historic tailings, while active drilling continues to expand the resource base. The Hughes Project hosts indicated in-situ mineral resources of 0.98 million tonnes grading 333 g/t silver equivalent (AgEq), containing 10.3 million silver equivalent ounces; inferred in-situ mineral resources of 2.44 million tonnes grading 421 g/t AgEq, containing 32.9 million silver equivalent ounces; and inferred tailings mineral resources of 1.26 million tonnes grading 68 g/t AgEq, containing 2.74 million silver equivalent ounces, all as reported in an NI 43-101 Technical Report dated March 3, 2025. Recent drilling has confirmed exceptional high-grade mineralization across 6.2 kilometers of strike, within and along extensions of the historic Tonopah silver district, underscoring the project’s significant resource expansion potential. Notable results include hole SUM23-59 at the Ruby discovery, which intersected 3.0 meters grading 1,450 g/t silver equivalent (812 g/t silver and 8.4 g/t gold). Strategically positioned near existing infrastructure, the Hughes Project encompasses a largely underexplored land package where modern exploration is unlocking new high-grade discovery opportunities.

Red Mountain Project Overview

Silver47’s 100%-owned Red Mountain Project, located approximately 100 km south of Fairbanks, Alaska, is Silver47’s Most advanced silver and critical minerals asset. Strategically situated within the prolific Bonnifield Mining District, the project hosts an inferred mineral resource of 15.6 million tonnes grading 336 g/t silver equivalent (AgEq), containing 168.6 million silver equivalent ounces. Recent drilling has confirmed robust high-grade polymetallic mineralization and highlights the project’s significant resource expansion potential. Notable results include 22.3 meters grading 601 g/t AgEq (150.6 g/t silver, 0.82 g/t gold, 5.86% zinc, 2.60% lead, and 0.13% copper) from a depth of 18.9 meters within the Dry Creek Deposit. Beyond its current resource, the Red Mountain Project hosts a highly prospective 60-kilometer mineralized trend containing more than 35 known mineralized prospects. The current mineral resource is derived from just two of these prospects (Dry Creek and West Tundra Flats), highlighting the substantial exploration upside across a largely underexplored district where many targets have seen little to no modern exploration.

*Metal equivalents at Red Mountain are calculated using ratios with metal prices of US$2,750/tonne Zn, US$2,100/tonne Pb, US$8,880/tonne Cu, US$1,850/oz Au, and US$23/oz Ag. Metal recoveries are based on metallurgical work returned of 90% Zn, 75% Pb, 70% Cu, 70% Ag, and 80% Au. Silver Equivalent (AgEq g/t) = [Zn (%) x 47.81] + [Pb (%) x 30.43] + [Cu (%) x 119] + [Ag (g/t) x 1] + [Au (g/t) x 91.93]. ZnEq (%) = [Zn (%) x 1] + [Pb (%) x 0.6364] + [Cu (%) x 2.4889] + [Ag (ppm) x 0.0209] + [Au (ppm) x 0.1923]

*Silver Equivalent at Hughes is calculated using US$20/oz Ag, US$1,800/oz Au, with metallurgical recoveries of Ag - 90% and Au - 95%. AgEq = (Ag grade x Ag recovery)+((Au grade x Au recovery) x (Au price / Ag price)).

Mogollon Project Overview

Silver47’s 100%-owned Mogollon Project is located in southwestern New Mexico’s prolific Mogollon Mining District, the state’s largest historic silver-producing district. The project hosts an inferred mineral resource estimate of 2.72 million tonnes grading 367 g/t silver equivalent (AgEq), containing 32.1 million silver equivalent ounces. Recent drilling has confirmed exceptional high-grade mineralization and highlights the project’s significant resource expansion potential. Notable results include hole MOG22-05 at the Consolidated target, which intersected 31.0 meters grading 448 g/t silver equivalent (129 g/t silver and 3.88 g/t gold). The 7,730-acre Mogollon Project hosts a district-scale vein field with approximately 77 kilometers of cumulative strike length, of which only 2.4 kilometers have been systematically explored and drilled to date, providing a rare and unique opportunity for new discoveries and resource growth.

*Silver Equivalent at Mogollon is calculated using US$20/oz Ag, US$1,800/oz Au, with metallurgical recoveries of Ag - 90% and Au - 95%. AgEq = (Ag grade x Ag recovery)+((Au grade x Au recovery) x (Au price / Ag price)).

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Transaction Details

Pursuant to the terms and conditions of the Arrangement Agreement, Silver47 shareholders will receive 0.1724 Bunker Hill Shares for each Silver47 Share held immediately prior to closing of the Transaction. Based on the last closing price of the Bunker Hill Shares on the TSX on August 20, 2026, the Exchange Ratio implies an aggregate equity value for Silver47 of approximately US$163,000,000 (C$225,000,000), on a fully diluted, in-the-money basis.

Pursuant to the Plan of Agreement, each Silver47 option (a “Silver47 Option”) outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”), whether vested or unvested, shall be exchanged for an option (each a “Replacement Option”) to acquire from Bunker Hill, the number of Bunker Hill Shares as is equal to (rounded down to the nearest whole number): (i) the number of Silver47 Shares subject to such Silver47 Option immediately prior to the Effective Time; multiplied by (ii) the Exchange Ratio. The exercise price per Bunker Hill Share subject to a Replacement Option shall be an amount equal to: (i) the exercise price per Silver47 Share subject to each such Silver47 Option immediately before the Effective Time; divided by (ii) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Options shall be rounded up to the nearest whole cent. The Replacement Options shall be exercisable until the original expiry date of the Silver47 Option, except that the term of any Replacement Options, including any outstanding Replacement Options held by or on behalf of an individual that will not be continuing as a director, officer, employee or consultant of Bunker Hill or any of its affiliates (including Silver47) following 60 days after the effective date of the Arrangement, shall be the lesser of (A) the current expiry date of the Silver47 Option, and (B) the date that is 120 days following the effective date of the Arrangement. Except as set out above, term to expiry, conditions to and manner of exercise and other terms and conditions of each of the Replacement Options shall be the same as the terms and conditions.

All Silver47 restricted share units (“RSUs”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be deemed to be immediately and unconditionally vested and shall be settled by Silver47 at the Effective Time in exchange for Silver47 Shares. Following such exchange, Silver47 holders of RSUs will be treated as Silver47 shareholders pursuant to the Plan of Arrangement.

Pursuant to the Plan of Arrangement, each Silver47 warrant outstanding immediately prior to the Effective Time (whether vested or unvested) shall be exchanged for a warrant (each a “Replacement Warrant”) to acquire from Bunker Hill, other than as provided herein, the number of Bunker Hill Shares equal to: (i) the number of Silver47 Shares subject to such Silver47 warrant immediately prior to the Effective Time; multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole number of Bunker Hill Shares). The exercise price per Bunker Hill Share subject to a Replacement Warrant shall be an amount equal to: (i) the exercise price per Silver47 Share subject to each such Silver47 warrant immediately before the Effective Time; divided by (ii) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Warrants shall be rounded up to the nearest whole cent. All other terms and conditions of a Replacement Warrant, including the term to expiry, will be the same as the Silver47 warrant for which it was exchanged.

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The Transaction will be carried out by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) and will require the approval of the Supreme Court of British Columbia (the “Court”) and the approval of at least (a) 66⅔% of the votes cast by Silver47 shareholders at a meeting in person or by proxy of Silver47 shareholders to be held no later than November 15, 2026 (the “Silver47 Meeting”); and (b) a majority of the votes cast at the Silver47 Meeting, exclusing the votes attached to Silver47 Shares held by persons required to be excluded pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions. The Transaction will also require the approval by a simple majority of votes cast by Bunker Hill shareholders at a meeting of Bunker Hill shareholders to be held no later than November 15, 2026 (the “Bunker Hill Meeting”).

Completion of the Transaction is subject to a number of terms and conditions, including, without limitation, the following: (a) approval of the Silver47 shareholders, as described above; (b) approval of the Bunker Hill shareholders, as described above; (c) approval of the TSX and TSXV; (d) issuance of a final order by the Court; and (e) other standard conditions of closing for a transaction of this nature. There can be no assurance that all necessary approvals will be obtained or that all conditions to completion of the Transaction will be satisfied.

Upon completion of the Transaction, the Combined Company will continue to be listed on the TSX in Canada.

The Arrangement Agreement contains customary deal-protection provisions, including a mutual non-solicitation covenant and a mutual right to match any superior proposal as defined and described in the Arrangement Agreement. Under certain circumstances, if the Arrangement Agreement, is terminated by Bunker Hill, a termination fee of approximately US$6,600,000 (C$9,100,000) may be payable to Silver47 as further described in the Arrangement Agreement. Under certain circumstances, if the Arrangement Agreement, is terminated by Silver47, a termination fee of approximately US$5,700,000 (C$7,900,000) may be payable to Bunker Hill as further described in the Arrangement Agreement. Additionally, each party is entitled to an expense reimbursement fee in certain circumstances.

Additional details of the Transaction will also be included in a management information circular to be mailed or made available to Silver47 shareholders in connection with the Silver47 Meeting (the “Silver47 Circular”) and will be available on Silver47’s profile on SEDAR+ once mailed or made available to Silver47 shareholders. All Silver47 shareholders are urged to read the Silver47 Circular once available, as it will contain important additional information concerning the Transaction. In addition, a copy of the Arrangement Agreement will be filed under Silver47’s profile on SEDAR+.

Additional details of the Transaction will be included in a notice of meeting and accompanying proxy statement to be mailed or made available to Bunker Hill shareholders in connection with the Bunker Hill Meeting (the “Bunker Hill Proxy Statement”) and will be available on Bunker Hill’s profile on SEDAR+ and EDGAR once mailed or made available to Bunker Hill shareholders. All Bunker Hill shareholders are urged to read the Bunker Hill Proxy Statement once available, as it will contain important additional information concerning the Transaction. In addition, a copy of the Arrangement Agreement will be filed under Bunker Hill’s profile on SEDAR+ and EDGAR.

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None of the securities to be issued pursuant to the Arrangement Agreement have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any securities laws of any state of the United States, and any securities issued pursuant to the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and similar exemptions under applicable securities laws of any state of the United States.

Transaction Timeline

Pursuant to the Arrangement Agreement and subject to satisfying all necessary conditions and receipt of all required approvals, the parties anticipate completion of the Transaction shortly following the Silver47 Meeting and Bunker Hill Meeting in November 2026. In connection with completion of the Transaction, the Silver47 Shares will be de-listed from the TSXV and the Frankfurt Stock Exchange and in connection with closing, Silver47 will make an application to cease to be a reporting issuer under Canadian securities laws.

Voting Support Agreements

In connection with signing of the Arrangement Agreement, certain directors, officers and shareholders of Silver47 entered into voting support agreements with Bunker Hill, agreeing to vote their Silver47 Shares in favour of the Transaction at the Silver47 Meeting. An aggregate of 13,244,675 Silver47 Shares, representing approximately 6.3% of the issued and outstanding Silver47 Shares, are subject to these voting support agreements.

In connection with signing of the Arrangement Agreement, certain directors, officers and shareholders of Bunker Hill, including Sprott Private Resource Streaming & Royalty Corp. and Teck, entered into voting support agreements with Silver47, agreeing to vote their Bunker Hill Shares in favour of the Transaction at the Bunker Hill Meeting. An aggregate of 24,301,785 Bunker Hill Shares, representing approximately 51.5% of the issued and outstanding Bunker Hill Shares, are subject to these voting support agreements.

Board Recommendations

The board of directors of Silver47, after receiving outside legal and financial advice, has unanimously: determined that the Transaction is fair to the Silver47 shareholders, is in the best interests of Silver47 and has approved the Transaction and recommend that the Silver47 shareholders vote in favour of the Transaction.

Research Capital Corp. provided a fairness opinion to the board of directors of Silver47 stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received pursuant to the Transaction is fair, from a financial point of view, to the shareholders of Silver47.

The board of directors of Bunker Hill, after receiving outside legal and financial advice, has unanimously determined that the Transaction to be effected by way of the Plan of Arrangement and the entry into the Arrangement Agreement are in the best interests of Bunker Hill, approved the Transaction as contemplated by the Arrangement Agreement, recommends approval of the issuance of Bunker Hill shares in connection with the Transaction by the Bunker Hill shareholders and directs that approval to be submitted for consideration at a special meeting of Bunker Hill shareholders.

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Evans & Evans, Inc. provided a fairness opinion to the board of directors of Bunker Hill stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to Bunker Hill.

Ocean Partners Concentrate Prepayment Facility

Bunker Hill is also pleased to announce that it has entered into a concentrate prepayment agreement with Ocean Partners, a current shareholder of Bunker Hill, for a concentrate prepayment facility of up to US$10,000,000. The concentrate prepayment facility further strengthens our partnership with Ocean Partners, a global provider of trading services for miners, smelters and refiners.

Silver47 Debt Facility

Silver47 has agreed to use commercially reasonable efforts (the “Debt Facility Covenant”) to make available to Bunker Hill an unsecured debt facility of up to US$5,000,000 (the “Debt Facility”). The Debt Facility remains subject to negotiation of definitive documentation on terms satisfactory to Bunker Hill and Silver47, the Arrangement Agreement remaining in full force and effect, and receipt of third party and regulatory approvals. In certain circumstances, including if Silver47 breaches the Debt Facility Covenant, Teck may terminate its voting support agreement. In addition, the expense reimbursement otherwise payable by Bunker Hill to Silver47 will not be payable if the Arrangement Agreement is terminated as a result of the failure to obtain Bunker Hill shareholder approval following a breach by Silver47 of the Debt Facility Covenant.

Teck Standby Facility

Bunker Hill announces that it has drawn US$1,000,000 under its existing standby facility (the “Standby Facility”), provided to the Company by Teck, together with its affiliates, providing additional financial flexibility as the Company continues the ramp-up of operations at the Bunker Hill Mine in Kellogg, Idaho.

The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

The Standby Facility forms part of the Company’s broader financing strategy and is intended to provide additional capital flexibility during the initial years of operations. The Company continues to prudently manage its liquidity while focusing on safely increasing production, optimizing plant performance and generating sustainable cash flow.

Advisors and Counsel

Haywood Securities Inc. is acting as exclusive financial advisor to Bunker Hill. Blake, Cassels & Graydon LLP is acting as Canadian legal advisor to Bunker Hill and King & Spalding LLP is acting as U.S. legal advisor to Bunker Hill. Evans & Evans, Inc. provided a fairness opinion to the board of directors of Bunker Hill.

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Eventus Capital Corp. is acting as exclusive financial advisor to Silver47. Forooghian + Company Law Corporation is acting as Canadian legal advisor to Silver47 and Dorsey & Whitney LLP is acting as U.S. legal advisor to Silver47. Research Capital Corporation provided a fairness opinion to the board of directors of Silver47.

Conference Call and Webcast

Bunker Hill and Silver47 will jointly host a conference call and webcast to discuss the Transaction on August 21, 2026, commencing at 10:00 a.m. EDT / 7:00 a.m. PDT.

Conference Call Details

Toll-free in U.S. and Canada: 1-844-763-8274

International callers: +1-647-361-0247

Webcast Details

Participants may join the webcast by registering at the link below:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=PaW2yFza

Technical Disclosure

Sam Bourque (AIPG CPG #11775), Chief Geologist of Bunker Hill, is Bunker Hill’s designated “Qualified Person” for this news release within the meaning of National Instrument 43-101 and Regulation S-K 1300 (“S-K 1300”) under the Securities Exchange Act of 1934, as amended. Mr. Bourque has reviewed and approved the technical information contained herein with respect to the Bunker Hill Mine. Sam Bourque is not considered independent of Bunker Hill under NI 43-101 or S-K 1300 as he is Chief Geologist at Bunker Hill.

The technical and scientific content of this news release with respect to the Red Mountain Project, the Hughes Project and the Mogollon Project has been reviewed and approved by Galen McNamara, P. Geo., the CEO and a director of Silver47 and a “qualified person” as defined by NI 43-101. Galen McNamara is not considered independent of Silver47 under NI 43-101 as he is the CEO and a director of Silver47.

Information in this news release relating to the Bunker Hill Mine is derived from the NI 43-101 amended and restated technical report dated November 21, 2022, entitled “Technical Report and Pre- Feasibility Study for Underground Mining, Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine, Coeur D’Alene Mining District, Shoshone County, Idaho, USA”, effective August 29, 2022, as filed on SEDAR+; and the S-K 1300 technical report summary dated April 14, 2023, entitled “S-K 1300 Technical Report Summary Bunker Hill Mine Pre-Feasibility Study Coeur D’Alene Mining District Shoshone County, Idaho, USA”, effective August 29, 2022, as filed with the SEC.

Information in this news release relating to the Red Mountain Property is derived from the the technical report entitled “Technical Report on the Red Mountain VMS Property, Bonnifield Mining District, Alaska, USA” dated June 28, 2024 with an effective date of January 12, 2024.

Information in this news release relating to the Hughes Property is derived from the technical report entitled “Technical Report and Mineral Resource Estimate For The Hughes Silver-Gold Property, Nye County, Nevada, USA” dated March 3, 2025, with an effective date of October 22, 2024.

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Information in this news release relating to the Mogollon Property is derived form the technical report prepared for Silver47 entitled “NI 43-101 Technical Report on Mineral Resources at the Mogollon Silver-Gold Property, Catron County, New Mexico, USA” dated March 2, 2025, with an effective date of November 22, 2024.

References

[1] AgEq figures calculated at each respective NI 43-101 technical report’s commodity prices utilized for resource estimation. Bunker Hill: US$20/oz Ag, US$1.00/lb Pb & US$1.20/lb Zn. Red Mountain: US$23/oz Ag, US$1,850/oz Au, US$1.25/lb Zn, US$0.95/lb Pb & US$4.03/lb Cu. Mogollon: US$25/oz Ag & US$2,100/oz Au. Hughes: US$25/oz Ag & US$2,100/oz Au.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. is a U.S.-based mining company focused on building a modern, long-life mining operation at its flagship Bunker Hill Mine in northern Idaho’s prolific Silver Valley. With production now underway, the Company is advancing the mine toward commercial production of zinc, lead and silver concentrates while pursuing opportunities to optimize operations, expand resources and extend mine life.

The Bunker Hill Mine is in one of North America’s most prolific and storied mining districts and benefits from established infrastructure, a skilled local workforce and a significant mineral resource base. Bunker Hill’s strategy is focused on disciplined operational execution, responsible mining practices and continued investment in the asset to deliver sustainable production and long-term shareholder value.

Additional information is available at www.bunkerhillmining.com and on the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).

About Silver47 Exploration Corp.

Silver47 Exploration Corp. is a mineral exploration company, focused on uncovering and developing silver-rich deposits in North America. Silver47 is creating a leading high-grade US-focused silver developer with a combined resource totalling 236 Moz AgEq at 334 g/t AgEq inferred and 10 Moz at 333 g/t AgEq Indicated. With operations in Alaska, Nevada and New Mexico, Silver47 Exploration is anchored in America’s most prolific mining jurisdictions. For detailed information regarding the resource estimates, assumptions, and technical reports, please refer to the NI 43-101 Technical Reports and other filings available on SEDAR+ (www.sedarplus.ca). Silver47trades on the TSXV under the ticker symbol AGA and OTCQX under the ticker symbol AAGAF.

For more information about Silver47, please visit silver-47.com and see the Technical Reports filed on SEDAR+ (www.sedarplus.ca).

For further information, please contact:

Brenda Dayton, Vice President, Investor Relations of Bunker Hill at brenda.dayton@bunkerhillmining.com or +1 (604) 417-7952.

Giordy Belfiore, Investor Relations of Silver47 at gbelfiore@silver-47.com or +1 (604) 288-8004.

Neither the TSX, TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this news release. No securities regulatory authority has reviewed or approved of the contents of this news release.

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Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this communication may include, without limitation: (i) statements relating to Bunker Hill’s planned acquisition of Silver47 and the expected terms, timing and closing of the proposed transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production, including expected annual production range and Bunker Hill’s ramp up to commercial production; (iii) estimates of planned expenses and capital expenditures, including the expected costs of construction, commissioning, and operation and the sources of funds to pay for such costs; (iv) estimates of future capital expenditures; (v) estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (vi) expectations regarding future exploration and the development, growth and potential of Bunker Hill’s and Silver47’s operations, project pipeline and investments; (vii) expectations of future dividends and returns to shareholders; (viii) expectations of future balance sheet strength and credit ratings; (ix) expectations of future equity and enterprise value; (x) expected listing of common stock on the TSX or any other stock exchange; and (xi) expectations of future plans and benefits. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Bunker Hill’s and Silver47’s operations and projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which Bunker Hill or Silver47 operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Canadian dollar to the U.S. dollar; (v) certain price assumptions, including the price of silver; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; (viii) other planning assumptions; (ix) Bunker Hill’s plan to pursue a NYSE American listing.

Factors that could cause actual results to differ, and differ materially, include, but are not limited to: Bunker Hill’s ability to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Arrangement Agreement; failure to obtain applicable regulatory, shareholder or court approvals in a timely manner or at all; failure to satisfy any other conditions to closing of the proposed transaction; failure to realize the anticipated benefits and synergies of the proposed transaction in the expected timeframe or at all, including as a result of a delay in consummating the proposed transaction; the success of integration plans and the time required to successfully integrate Silver47’s operations with those of Bunker Hill; the focus of management’s time and attention on the proposed transaction and other potential disruptions arising from the proposed transaction; the effects of the announcement of the proposed transaction on Bunker Hill’s or Silver47’s businesses; Bunker Hill’s or Silver47’s ability to retain certain key employees following the public announcement of the proposed transaction; the potential for litigation related to the proposed transaction; Bunker Hill’s or Silver47’s ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of Silver47 not identified during the due diligence process; the impact of the proposed transaction on the market price of Bunker Hill’s or Silver47’s common stock and/or operating results; silver and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks; and general economic conditions that are less favourable than expected. For more detailed discussion of such risks and other factors, see Bunker Hill’s 2025 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as Bunker Hill’s other SEC filings, available on the SEC website and www.bunkerhillmining.com/investors, Silver47’s most recent annual information form as well as Silver47’s other filings made with Canadian securities regulatory authorities and available on SEDAR+ and www.silver-47.com/investors. Bunker Hill is not affirming or adopting any statements or reports attributed to Silver47 (including prior mineral reserve and resource declaration) in this communication or made by Silver47 outside of this communication. Silver47 is not affirming or adopting any statements or reports attributed to Bunker Hill (including prior mineral reserve and resource declaration) in this communication or made by Bunker Hill outside of this communication. Bunker Hill and Silver47 do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

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Cautionary Note to U.S. Investors

Silver47 discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), whereas Bunker Hill’s public disclosures are governed by the Exchange Act, including Regulation S-K 1300 thereunder (“S-K 1300”), in addition to NI 43-101. Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by Silver47 prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Bunker Hill, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The scientific and technical information concerning Bunker Hill’s mineral projects in this communication have been reviewed and approved by a “qualified person” under S-K 1300, namely Sam Bourque. The Silver47 “qualified person” under NI 43-101 for this communication is Galen McNamara, P. Geo., who has reviewed and approved its contents.]

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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